EXHIBIT 10.11


                      SECOND AMENDMENT TO CREDIT AGREEMENT


     This SECOND AMENDMENT TO CREDIT AGREEMENT is dated as of April 2, 1998 (this "Agreement"), by and among (a) THE CASUAL MALE, INC. ("Casual Male"), TCM HOLDING CO., INC. ("TCM"), WGS CORP. ("WGS") and TCMB&T, INC. ("TCMB&T" and, together with Casual Male, TCM and WGS, the "Borrowers" and each, singularly, a "Borrower"), (b) J. BAKER, INC. (the "Guarantor"), (c) FLEET NATIONAL BANK ("Fleet"), BANKBOSTON, N.A. ("BankBoston") and each of the other lending institutions party to the Credit Agreement (as hereinafter defined) (collectively, the "Lenders" and each singularly, a "Lender"), (d) Fleet as Administrative Agent for itself and the other Lenders (in such capacity, the "Administrative Agent"), and (e) BankBoston as Documentation Agent for itself and the other Lenders (in such capacity, the "Documentation Agent" and together with the Administrative Agent, collectively, the "Agents").

         WHEREAS, the Borrowers, the Guarantor, the Lenders and the Agents are parties to a Credit Agreement dated as of May 30, 1997 (as amended, supplemented or modified and in effect from time to time, the "Credit Agreement") (capitalized terms used but not defined in this Agreement having the meanings specified for such terms in the Credit Agreement);

         WHEREAS, the Total Commitment, as in effect on the Closing Date as reflected on Schedule 1 to the Credit Agreement (as such Schedule was in effect prior to giving effect to this Agreement), was automatically reduced to $90,000,000 pursuant to the terms of Section 2.4 of the Credit Agreement (as such Section 2.4 was in effect prior to giving effect to this Agreement);

         WHEREAS, the Borrowers and the Guarantor have requested that the Agents and the Lenders agree to amend the Credit Agreement (including Schedule 1 and Schedule 2 thereto) in order (i) to increase the Total Commitment to $95,000,000 (as such amount shall be reduced, terminated or otherwise modified pursuant to the terms of the Credit Agreement as amended and in effect from time to time) and to amend the schedule of automatic reductions in the Total Commitment, (ii) to amend the financial covenants contained in Section 10 of the Credit Agreement in certain respects, and (iii) to amend the definition of Applicable Margin in certain respects, in each case as provided more fully herein; and

         WHEREAS, the Agents and the Lenders are willing to agree to such amendments to the Credit Agreement, upon the terms and subject to the conditions contained herein;

         NOW, THEREFORE, for valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendment to the Credit Agreement. The Credit Agreement is hereby amended as set forth below:

(a) Mandatory Reduction of Total Commitment. Section 2.4 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  "ss.2.4. Mandatory Reduction of Total Commitment. On each of the dates set forth in the table below (each such date being hereinafter referred to as a "Commitment Reduction Date"), the Total Commitment shall be automatically reduced by the amount (the "Reduction Amount") set forth opposite such date in the column headed "Reduction Amount" set forth below, to the amount set forth opposite such date in the column headed "Total Commitment" set forth below:



         Date                              Reduction Amount                     Total Commitment

    December 31, 1998                          $10,000,000                       $85,000,000
    December 31, 1999                          $10,000,000                       $75,000,000"

(b) Fixed Charge Coverage Ratio. Section 10.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  "ss.10.1. Fixed Charge Coverage Ratio. The Borrowers will not permit the Fixed Charge Coverage Ratio at the end of any fiscal quarter ending during any period described below to be less than the ratio set forth opposite such period below:

                                         Period                                                     Ratio
                                         ------                                                     -----
 Fiscal quarter  ending May 3, 1997                                                                 1.00 to 1
 Two  consecutive  fiscal  quarters  ending  August 2,  1997                                        1.00 to 1
 Three  consecutive  fiscal  quarters  ending  November  1, 1997                                    1.00 to 1
 Each  period of four  consecutive  fiscal  quarters ending thereafter                              1.25 to 1"


(c) Leverage Ratio. Section 10.2 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

"ss.10.2. Leverage Ratio. The Borrowers will not permit the Leverage Ratio as at the end of any fiscal quarter ending during any period described below to be greater than the ratio set forth opposite such period below:

                                    Period                                                  Ratio

       Fiscal quarter ended January 31, 1998                                              3.00 to 1
       February 1, 1998 through October 31, 1998                                          3.75 to 1
       November 1, 1998 through January 30, 1999                                          2.75 to 1
       January 31, 1999 through October 30, 1999                                          3.50 to 1
       October 31, 1999 through January 29, 2000                                          2.25 to 1
       January 30, 2000 and thereafter                                                    3.00 to 1"

(d) Capital Expenditures; Capitalized Leases. Section 10.5 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  "ss.10.5. Capital Expenditures; Capitalized Leases. None of the Apparel Obligors will make Capital Expenditures plus Capitalized Lease expenditures (including the "face amount" of Capitalized Leases) that exceed, in the aggregate for all Apparel Obligors (a) $9,000,000 in the aggregate during the fiscal year of the Borrowers ending January 31, 1998, (b) $8,000,000 in the aggregate during the fiscal year of the Borrowers ending January 30, 1999, and (c) $9,000,000 in the aggregate during the fiscal year of the Borrower ending January 29, 2000."

         (e) Schedule 1 to Credit Agreement. Schedule 1 to the Credit Agreement is hereby amended and restated in its entirety and shall be replaced by the
Schedule 1 attached hereto.

         (f) Schedule 2 to Credit Agreement. Schedule 2 to the Credit Agreement is hereby amended by amending and restating the definition of "Applicable Margin" set forth in such Schedule to read in its entirety as follows:

          "Applicable Margin. With respect to any Loan, at any time after January 31, 1998, the Applicable Margin shall be the interest rate margin determined by the Administrative Agent based upon the Leverage Ratio as of the last day of the fiscal quarter immediately preceding any date of determination, effective as of the fifth Business Day after the financial statements referred to in Section 8.4 hereof have been or, if earlier, are required to be furnished by the Borrowers to the Administrative Agent and each Lender for such immediately preceding fiscal quarter, expressed as a per annum rate of interest, in each case as set forth (a) with respect to such Leverage Ratio as of the last day of any of the first three fiscal quarters of any fiscal year, in table 1 below, and (b) with respect to such Leverage Ratio as of the last day of the last fiscal quarter of any fiscal year, in table 2 below:



Table 1 (first three fiscal quarters):

                                                         Base Rate               LIBOR Rate
                                                        Applicable               Applicable          Facility
    Level                Leverage Ratio                    Margin                  Margin            Fee Rate
    -----                --------------                 ----------               ----------          ---------
                                        But
                         Less Than      Greater
                       Or Equal To      Than
                       -----------      -----
     Level 1            2.75:1           --               0.25%                   1.500%              .50%
     Level 2            3.25:1         2.75:1             0.75%                   2.00%               .50%
     Level 3               --          3.25:1             1.25%                   2.50%               .50%


Table 2 (last fiscal quarter):
                                                         Base Rate               LIBOR Rate
                                                        Applicable               Applicable          Facility
    Level                Leverage Ratio                    Margin                  Margin            Fee Rate
    -----                --------------                 ---------                ----------          --------
                                        But
                         Less Than      Greater
                       Or Equal To      Than

     Level 1            1.75:1           --               0.25%                   1.500%              .50%
     Level 2            2.50:1         1.75:1             0.75%                   2.00%               .50%
     Level 3               --          2.50:1             1.25%                   2.50%               .50%

         provided, however, that, in the event that any Borrower fails to timely provide the financial statements referred to above in accordance with the terms of Section 8.4 hereof, and without prejudice to any additional rights under
Section 14.3 hereof, no downward adjustment of the Applicable Margin shall occur until the second Business Day after the actual delivery of such statements. From April 3, 1998 until the date of delivery of the financial statements for the fiscal quarter ending on January 31, 1998 pursuant to Section 8.4(a), the Leverage Ratio shall be deemed to be at Level 3 as set forth in table 2 above."

         Section 2. Conditions to Effectiveness. This Agreement shall become effective (the date of such effectiveness being referred to hereinafter as the "Effective Date") on the date on which each of the following conditions precedent is satisfied:

          (a) the Administrative Agent shall have received copies of this Agreement bearing the signature of each of the Borrowers, the Guarantor, the Agents and the Lenders;

          (b) the Administrative Agent shall have received from each of the Apparel Obligors a certificate signed by a duly authorized officer of such Person to the effect that its certificate or articles of incorporation or organization and its by-laws, in each case as previously delivered to the Administrative Agent on or prior to the Closing Date, have not been amended or modified and remain in full force and effect;

          (c) all corporate action necessary for the valid execution, delivery and performance by each Apparel Obligor of this Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agents shall have been provided to the Administrative Agent;

          (d) the Administrative Agent shall have received from each of the Apparel Obligors an incumbency certificate signed by a duly authorized officer of such Person and giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign, in the name and on behalf of Person, this Agreement and each of the Loan Documents to which such Person is or is to become a party, (ii) in the case of each Borrower, to make Loan Requests and apply for Credit Instruments, and (iii) to give notices and to take other action on such Persons' behalf under the Loan Documents;

          (e) the Administrative Agent shall have received from each of the Apparel Obligors a certificate of good standing as of a recent date from the Secretary of State (or similar applicable governmental authority) of its state of organization;

          (f) the Administrative Agent shall have received a favorable legal opinion, addressed to the Lenders and the Agents and in form and substance satisfactory to the Lenders and the Agents, from Goodwin, Procter & Hoar LLP, counsel to the Obligors;

          (g) the Obligors shall have paid or reimbursed the Administrative Agent for all of the fees and disbursements of Bingham Dana LLP, the Administrative Agent's special counsel, which shall have been incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the implementation of the transactions contemplated thereby, or which otherwise are required to be paid under the Credit Agreement;

          (h) the Apparel Obligors shall have paid to the Administrative Agent an amendment fee in the aggregate amount of $275,000, such fee to be for the ratable accounts of the Lenders in accordance with their respective Commitment Percentages;

          (i) the Administrative Agent shall have received evidence satisfactory to it that all of the Obligations constitute "Senior Indebtedness," "Senior Debt," or "Superior Indebtedness" under the Subordinated Debt;

          (j) the representations and warranties of the Apparel Obligors set forth in Section 3 below, shall be true and correct in every respect; and

          (k) the Administrative Agent shall receive such other documents and writings as the Administrative Agent may reasonably determine necessary to effect the transactions contemplated hereby.

         Notwithstanding anything in this Agreement to the contrary, should the Effective Date not occur on or before April 3, 1998, this Agreement shall be null and void and of no force or effect.

         Section 3. Representations and Warranties. By its signature hereto, each of the Borrowers and the Guarantor represents and warrants to the Lenders and the Agents that, as of the date hereof and after giving effect to the agreements of the Lenders contemplated by Section 1 hereof:

          (a) This Agreement has been duly executed and delivered by each of the Borrowers and the Guarantor. The agreements and obligations of each of the Borrowers and the Guarantor contained herein constitute legal, valid and binding obligations of each such Person enforceable against such Person in accordance with their respective terms.

          (b) The execution, delivery and performance by the Borrowers and the Guarantor of this Agreement and the transactions contemplated hereby are within the corporate authority of each such Person, have been duly authorized by proper corporate proceedings, do not and will not contravene any contractual obligation of such Person or any applicable law, and do not and will not result in or require the creation or imposition of any Lien on any property of such Person, other than Liens in favor of the Administrative Agent on behalf of the Lenders.

          (c) The representations and warranties of the Apparel Obligors contained in the Credit Agreement (i) were true and correct when made and
     (ii) after giving effect to this Agreement, continue to be true and correct on the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement, as amended hereby, and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date).

          (d) No Default or Event of Default has occurred, is continuing or will exist under the Credit Agreement or any of the other Loan Documents after giving effect to this Agreement.

          (e) All of the Apparel Obligors' obligations and liabilities to the Agents and the Lenders as evidenced by or otherwise arising under the Credit Agreement or any of the other Loan Documents are hereby ratified and confirmed in all respects, and no counterclaim, right of set-off or defense of any kind exists or is outstanding with respect to such obligations and liabilities.

         Section 4.        Miscellaneous.

          (a) No Other Amendments, Etc. Except as expressly set forth in this Agreement, this Agreement shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Agents or the Lenders under the Credit Agreement or the other Loan Documents, nor alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Credit Agreement or the other Loan Documents, all of which are ratified and confirmed on and as of the date hereof in all respects and shall continue in full force and effect. In the event of any conflict between the terms of this Agreement and the terms of the Credit Agreement, the terms of this Agreement shall control.

          (b) Counterparts, Etc. This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. Delivery of an executed counterpart of a signature page by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

          (c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors in title and assigns.

          (d) Governing Law, Etc. This Agreement and the respective rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of The Commonwealth of Massachusetts.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                              THE CASUAL MALE, INC.


                             By: /s/Philip Rosenberg
                             Name: Philip Rosenberg
                             Title: Executive Vice President

                              TCM HOLDING CO., INC.


                             By: /s/Philip Rosenberg
                             Name: Philip Rosenberg
                             Title: Executive Vice President

                             WGS CORP.


                             By: /s/Philip Rosenberg
                             Name: Philip Rosenberg
                             Title: Executive Vice President

                             TCMB&T, INC.


                             By: /s/Philip Rosenberg
                             Name: Philip Rosenberg
                             Title: Executive Vice President

                             J. BAKER, INC.


                             By: /s/Philip Rosenberg
                             Name: Philip Rosenberg
                             Title: Executive Vice President

                             FLEET NATIONAL BANK,
                             individually and as Administrative Agent


                           By: /s/Christopher J. Kampe
                             Name:
                             Title: AVP

                             BANKBOSTON, N.A.,
                             individually and as Documentation Agent


                             By: /s/Susan Pardus-Galland
                             Name:
                             Title: Vice President

                            THE CHASE MANHATTAN BANK



                             By: /s/Jeffrey Heuer
                             Name:
                             Title: VP

                             IMPERIAL BANK



                             By: /s/James F. Higgins, Jr.
                             Name:
                             Title: First V.P.

                             USTRUST



                             By: /s/P. Jeffrey Huth
                             Name:
                             Title: V.P.


                             WAINWRIGHT BANK AND
                             TRUST COMPANY



                             By: /s/Jan A. Miller
                             Name:
                             Title: President


                             BANK POLSKA KASA OPIEKI, S.A.



                              By:/s/ Harvey Winter
                              Name:
                              Title: V.P.


/July 16, 1997 /